Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Agilysys, Inc. listed below of our reports dated June 23, 2005, with respect to the consolidated financial statements and schedule of Agilysys, Inc. and Subsidiaries, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Agilysys, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended March 31, 2005.

•	Registration of 2,875,000 Trust Preferred Securities (Form S-3 No. 333-57359)

•	2000 Stock Option Plan for Outside Directors and 2000 Stock Incentive Plan, as amended, of Agilysys, Inc. (Form S-8 No. 333-64164)

•	1995 Stock Option Plan for Outside Directors of Agilysys, Inc. (Form S-8 No. 333-07143)

•	1991 Incentive Stock Option Plan of Agilysys, Inc. (Forms S-8 No. 33-46008 and 33-53329)

•	The Retirement Plan of Agilysys, Inc. (Form S-8 No. 333-40750).

/s/ Ernst & Young LLP

Cleveland, Ohio
June 23, 2005